Exhibit 2
                                DISCLOSURE LETTER

August 19, 1996

CompScript
1225 Broken Sound Parkway, N.W.
Suite A
Boca Raton, FL  33481
Gentlemen:

        We refer to the Stock Purchase Agreement (the "Agreement"") to be entered into today between the undersigned individuals ("Sellers"), and the Southwind Shareholders (as such term is defined in the Agreement) and CompScript ("Buyer") pursuant to which Sellers are to sell and Buyer is to purchase all of the issued and outstanding capital stock of SECURx (the "Company") as provided in the Agreement.

        This letter constitutes the Disclosure Letter referred to in Section 3 of the Agreement. The representations and warranties of Sellers in Section 3 of the Agreement are made and given subject to the disclosures in this Disclosure Letter. The disclosures in this Disclosure Letter are to be taken as relating to the representations and warranties in the section of the Agreement to which they expressly relate and to no other representation or warranty in the Agreement.

        Terms defined in the Agreement are used with the same meaning in this Disclosure Letter. References to Appendices are to the Appendices to this Disclosure Letter.

        By reference to Section 3 of the Agreement (using the number in such Section), the following matters are disclosed:

        3.1    ORGANIZATION AND GOOD STANDING

               (a)    as stated

               (b) Sellers have delivered to Buyers copies of the Organization Documents of the Company, and are complete and accurate copies of such instruments, as currently in effect.

        3.2    AUTHORITY; NO CONFLICT

               (a)    as stated
               (b)    as stated
               (c)    as stated

        3.3    CAPITALIZATION

               Number of shares owned by each Seller are as follows:

               Southwind Health Products Company              464 shares
               Mark J. Kirasich                                18 shares
               Peter A. Longbons                               18 shares

        3.4    FINANCIAL STATEMENTS

               (a) audited balance sheets of the Company as of December 31, 1995 from July 25, 1995 inception through December 31, 1995, and the related audited statements of loss, changes in shareholders' equity, and cash flow for the fiscal year ended, together with the report thereon of Prijatel & Koss, independent certified public accountants.

               (b)    same as (a)

               (c) an unaudited balance sheet of the Company as of June 30, 1986 (the "Interim Balance Sheet") and the related unaudited statements of loss and changes in shareholders' equity, for the six months then ended.

        3.5    BOOKS AND RECORDS

               as stated

        3.6    TITLE TO PROPERTIES; ENCUMBRANCES

               Listing of all property and assets - Exhibit A included in this document

               Valley Drug Judgment

               North Shore Leasing Company Lien

        3.7    CONDITION AND SUFFICIENCY OF ASSETS

               as stated

        3.8    ACCOUNTS RECEIVABLE

               Listing of all Accounts Receivable and the aging of such provided to CompScript on site visit of July 29, 1996

        3.9    INVENTORY

               as stated

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


        3.10   NO UNDISCLOSED LIABILITIES

               as stated

        3.11   TAXES

               (a) all required tax returns have been filed (on a timely basis since July 1995) pursuant to applicable Legal Requirements. Seller has delivered copies of all such returns to CompScript on site visit of July 29, 1995.

               (b) no United States federal and state income Tax Returns of the Company have been audited by the IRS or relevant tax authorities.

               (c)    as stated

               (d)    as stated

        3.12   NO MATERIAL AND ADVERSE CHANGE

               as stated

        3.13   EMPLOYEE BENEFITS

               (i)    as stated
               (ii)   as stated
               (iii)  as stated

        3.14   COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
               AUTHORIZATIONS

               (a)    as stated

               (b)    as stated

               The following governmental authorizations held by the Company are all in good standing:

               DEA registration number          BS478577      expires 2-28-99
               Ohio State Board of Pharmacy     02-859450     expires 12-31-06

        3.15   LEGAL PROCEEDINGS; ORDERS

               Valley Drug Judgment

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


        3.16   ABSENCE OF CERTAIN CHANGES AND EVENTS

               (a)    as stated
               (b)    as stated
               (c)    as stated
               (d)    as stated
               (e)    as stated
               (f)    as stated
               (g)    as stated
               (h)    as stated
               (i)    as stated
               (j)    as stated

        3.17   CONTRACTS; NO DEFAULTS

               A listing of all contracts presently in effect for the Company are as follows:

               Independent Consulting Agreement NML Group Services - Lee
               McManus

               Purchasing Contract - PDM Corporation
               BCM Participating Pharmacy Agreement
               PCS, Inc. Supplemental Agreement

               Services agreement - Ameriscript, Inc.
               Services agreement - Molded Fiber Glass Companies
               Services agreement - Illinois Central Hospital Association

               Normandy Development - Facility lease

               AT&T Telephone Lease

               GMAC Automobile Lease

               Schedule of Commissions

        3.18   INSURANCE

               Sellers have delivered to Buyer true and complete copies of all policies of insurance to which the Company is a party or under which the Company is or has been covered at any time. Such policies include the following:

               Commercial Insurance Policy #CPP5512135C issued by The CINCINNATI COMPANIES

               Commercial Umbrella Liability Policy #CCC 4374587 issued by the CINCINNATI COMPANIES

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



               "Key Man" Insurance Policies VALLEY FORCE LIFE INSURANCE COMPANY Policy #V100090273 - Mark J. Kirasich

               "Key Man" Insurance Policies VALLEY FORCE LIFE INSURANCE COMPANY Policy #V100090274 - Peter A. Longbons

        3.19   ENVIRONMENTAL MATTERS

               as stated

        3.20   EMPLOYEES

               Complete and accurate list of employee information provided to CompScript on site visit of July 29, 1996. Employment Agreements for Mark J. Kirasich and Peter A. Longbons enclosed.

        3.21   LABOR RELATIONS; COMPLIANCE

               as stated

        3.22   CERTAIN PAYMENTS

               (a)    as stated

        3.23   DISCLOSURE

               (a)    as stated

               (b) This includes the uncertainties of such factors as changes in healthcare regulations, changes in management structure of referral sources, ability to close pending business and changes in competition and competition strategies in our industry.

                      These uncertainties and business risks include but are limited to, (1) PCS Health Systems adding their own managed care pharmacy, (2) DrugCard, AmericScript, and PCS continuing to refer mail service business to CompScript,
                      (3) Commercial Intertech maintaining their independence,
                      (4) Administrative Service Consultants support of CompScript, (5) the bankruptcy proceedings filed on behalf of Fretter, (6) the loss of "funded" COBRA YES! retiree business, and (7) loss of the Zollner "Funders" business.

                      The PCS business is a large percentage of the Company's existing business, with the vast majority of PCS referrals coming from ASC, a TPA located in Cleveland and Findlay, Ohio. ASC prefers to PCS (retail) and Securx (mail service), knowing that PCS has their own mail service pharmacy. Any change in the referral pattern would adversely affect the Company.

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        3.24   RELATIONSHIP WITH RELATED PERSONS

               as stated

        3.25   BROKERS OR FINDERS

               as stated

        3.26

               as stated

        3.27   TESTIFIED INDEBTEDNESS OR OBLIGATIONS

               as stated

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                                       SELLERS:

COMPSCRIPT, INC.

By:/S/ BRIAN A. KAHAN                        /S/ PETER LONGBONS
   --------------------------               -----------------------------
     BRIAN A. KAHAN                          PETER LONGBONS
     Chief Executive Officer

                                             /S/ MARK J. KIRASICH
                                             ----------------------------
                                             MARK J. KIRASICH

                                             SOUTHWIND HEALTH PRODUCTS
                                             COMPANY

                                             By:/S/ DANIEL ZIVKO
                                             ----------------------------
                                             Name: DANIEL ZIVKO
                                             ----------------------------
                                             Its: CHAIRMAN
                                             ----------------------------

                                             /S/ DANIEL ZIVKO
                                             ----------------------------
                                             DANIEL ZIVKO

                                             /S/ QUENTIN ALEXANDER
                                             ----------------------------
                                             QUENTIN ALEXANDER

                                             /S/ RAY KRALOVIC
                                             ----------------------------
                                             RAY KRALOVIC

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